UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2014

Heron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2014, Heron Therapeutics, Inc. (formerly A.P. Pharma, Inc.) (the “Company”) paid annual bonuses for fiscal 2013 to its current Chief Executive Officer, Chief Financial Officer and the following “named executive officers” included in the Company’s proxy statement on Schedule 14A for the 2013 Annual Meeting of Stockholders. Bonus amounts below have been prorated as appropriate based on each officer’s applicable start date of employment.

Name	Title	Bonus Payment
Barry D. Quart, Pharm. D.	Chief Executive Officer	$240,637
Robert Rosen	President	$317,188
Brian Drazba	Vice President, Finance and Chief Financial Officer	$14,250
Mark S. Gelder, M.D.	Senior Vice President, Chief Medical Officer	$162,500
Stephen R. Davis	Executive Vice President, Chief Operating Officer	$133,333

On January 13, 2014, the Company issued a press release announcing that Craig Johnson, John Poyhenen, and Kimberly Manhard were appointed as directors on Friday, January 10, each to serve until their successors are elected and qualified. Craig Johnson was named as the chairman of the Company’s Audit Committee. John Poyhenen was named as a member of the Company’s Audit Committee and chairman of the Compensation Committee. Kimberly Manhard was named as a member of the Company’s Audit Committee and Compensation Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 13, 2014, the Company amended its Certificate of Incorporation to: (i) change its name to Heron Therapeutics, Inc. (the “Name Change”), and (ii) effect a 1-for-20 reverse split of its outstanding common stock (the “Reverse Split”). The Name Change and Reverse Split were approved by the Company’s stockholders on September 19, 2013. The Name Change and Reverse Split were effected with the filing of a Certificate of Amendment with the Delaware Secretary of State (the “Certificate of Amendment”). Additionally, as a result of the Reverse Split, the total authorized shares of common stock were reduced to 75,000,000 shares. No fractional shares will be issued in the Reverse Split and stockholders will instead be entitled to receive the cash value of any fractions of shares that would have been issued as a result of the Reverse Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On January 13, 2014, the Company updated its corporate summary, in the form attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment

99.1	Corporate Summary, dated January 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON THERAPEUTICS, INC.

Date: January 13, 2014	By:	/s/ Stephen R. Davis
Stephen R. Davis Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment

99.1	Corporate Summary, dated January 13, 2014